Securities and Exchange Commission (the "Commission")
                              Washington, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (the "Exchange Act")

                LEHMAN BROTHERS HOLDINGS INC. (the "Registrant")
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   13-3216325
                        (IRS Employer Identification No.)

                            3 World Financial Center
                            New York, New York 10285
          (Address of principal executive offices, including zip code)

   Securities to be registered pursuant to Section 12(b) of the Exchange Act:


Title of each class                              Name of each exchange
to be so registered                              on which each class is
                                                 to be registered
------------------------------                  ------------------------------
Notes due November 14, 2007--
Performance Linked to Pfizer                    The American Stock Exchange LLC
Inc. (PFE) Common Stock

If this form relates to the  registration  of a class of securities  pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ X ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

None


Item 1.  Description of Registrant's Securities to be
                  Registered.

The Registrant hereby incorporates by reference the descriptions set forth under the captions "Description of the Notes" and "Description of Debt Securities" on pages S-9 to S-16 and 4 to 12 of the Prospectus Supplement dated November 9, 2000, and accompanying Prospectus dated February 17, 1998, filed with the Commission on November 14, 2000, pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2.  Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Exchange Act on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.01 Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987).

1.02 Indenture dated as of September 1, 1987 between the Registrant and Citibank, N.A., as Trustee ("Citibank") (incorporated by reference to
     Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16, 1987).

1.03 Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988).

1.04 Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-49062, filed with the Commission on June 30,
     1992).

1.05 Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10,
     1992).

1.06 Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993).

1.07 Fifth Supplemental Indenture dated as of August 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995).

1.08 Sixth  Supplemental  Indenture  dated  as of  June  26,  1997  between  the
     Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-38227, filed with the Commission on October 17, 1997).

1.09 Global Security representing $13,000,000 aggregate principal amount of the Corporation's Notes due November 14, 2007--Performance Linked to Pfizer Inc. (PFE) Common Stock (filed herewith).

1.10 Calculation Agency Agreement, dated as of November 9, 2000, between Lehman Brothers Holdings Inc. (the "Corporation") and Lehman Brothers Inc., as calculation agent, relating to the Corporation's Notes due November 14, 2007--Performance Linked to Pfizer Inc. (PFE) Common Stock (filed herewith).

                                                                              4
                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             Lehman Brothers Holdings Inc.


                                              By:  /s/ Barrett S. DiPaolo

                                              -------------------------------
                                                       Barrett S. DiPaolo
                                                       Vice President

Date: November 15, 2000

                                  EXHIBIT INDEX



Exhibit No.                         Exhibit

1.09 Global Security representing $13,000,000 aggregate principal amount of the Corporation's Notes due November 14, 2007--Performance Linked to Pfizer Inc. (PFE) Common Stock .

1.10 Calculation Agency Agreement, dated as of November 9, 2000, between Lehman Brothers Holdings Inc. (the "Corporation") and Lehman Brothers Inc., as calculation agent, relating to the Corporation's Notes due November 14, 2007--Performance Linked to Pfizer Inc. (PFE) Common Stock.

                                                                  EXHIBIT 1.09


                          LEHMAN BROTHERS HOLDINGS INC.

                           Notes Due November 14, 2007
              Performance Linked to Pfizer Inc. (PFE) Common Stock

Number R-1                                                $13,000,000
                                                          CUSIP 524908CS7



See Reverse for Certain Definitions

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE
DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on November 14, 2007, or if a Delaying Event occurs, three Business Days after the Payment Determination Date (the "Stated Maturity"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) accrued but unpaid interest through the Stated Maturity (the "Maturity Payment Amount"), and to pay interest computed on the basis of a 360-day year of twelve 30-day months, semi-annually on May 14 and November 14 of each year, commencing May 14, 2001, on said principal sum at said office or agency, in like coin or currency, at a rate per annum equal to 0.25% from November 14, 2000 or the most recent May 14 or November 14 on which interest has been paid or duly provided for.

                  The interest so payable on any May 14 or November 14 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the first day of the month in which the interest payment is made. Interest may, at the option of the Company, be paid by check mailed to the person entitled thereto at such person's address as it appears on the registry books of the Company.

                  Any  amount  payable,   at  Stated  Maturity,   Redemption  or
Repurchase, hereon shall be paid only upon presentation and surrender of this Security.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:   November 14, 2000                   LEHMAN BROTHERS HOLDINGS
                                             By:        /s/ Barrett S. DiPaolo
                                              ------------------------------
                                              Name: Barrett S. DiPaolo
                                              Title:   Vice President
[SEAL]
                                             Attest:    /s/ Madeline L. Shapiro
                                              ------------------------------
                                              Name: Madeline L. Shapiro
                                              Title:   Assistant Secretary

                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



Dated: November 14, 2000

CITIBANK, N.A.
  as Trustee

By:      /s/ Wafaa Orfy
     ---------------------------------------
         Authorized Signatory

                          [Form of Reverse of Security]

                  This Security is one of a duly authorized series of Securities of the Company designated as Notes Due November 14, 2007, Performance Linked to Pfizer Inc. (PFE) Common Stock (herein called the "Securities"), initially limited in aggregate principal amount to $13,000,000. The Company may, without the consent of the holders of the Securities, create and issue additional securities ranking equally with the Securities and otherwise similar in all respects so that such further securities shall be consolidated and form a single series with the Securities; provided that no additional Securities shall be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

                  The Securities are not redeemable prior to November 9, 2002. The Securities may be redeemed, at the option of the Company, as a whole or from time to time in part, on or after November 9, 2002 (the "Redemption"), and prior to the Stated Maturity, upon the notice referred to below, at a redemption price, for each $1,000 principal amount of the Securities redeemed, equal to (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Non-Delaying Event Redemption Date or, if a Delaying Event occurs, through the Delaying Event Redemption Date (the "Redemption Payment Amount").

                  Notice of Redemption shall be given by mailing a notice to the Holders of such Redemption (the "Redemption Notice") in accordance with the Indenture. A Redemption shall occur on the Non-Delaying Event Redemption Date or, if a Delaying Event occurs, on the Delaying Event Redemption Date.

                  The Securities shall be repayable at the option of the Holder thereof (the "Repurchase"), in whole or from time to time in part, at any time prior to November 9, 2007, at a price for each $1,000 principal amount of the Securities repurchased, equal to (i) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, through the Delaying Event Repurchase Date (the "Repurchase Payment Amount"). In order for the Holder to be repaid, the Company must receive at the Corporate Trust Office of the Trustee (or at such other address of which the Company shall from time to time notify the Holders of the Securities) on any Business Day but no later than the eighth Business Day prior to November 9, 2007 (i) this Security with the form entitled "Option to Elect Repayment" set forth below duly completed or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of this Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this

                                                                              2
Security, together with the form entitled "Option to Elect Repayment" set forth below duly completed, shall be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Security and form duly completed are received by the Company by such fifth Business Day. Any such election shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment shall be determined by the Company, whose determination shall be final and binding. A Repurchase shall occur on the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, on the Delaying Event Repurchase Date.

                  The  Settlement   Value  used  to  calculate  the  Alternative
Redemption Amount shall be determined by the Calculation Agent.

                  All percentages resulting from any calculation with respect to the Securities shall be rounded at the Calculation Agent's discretion.

                  The Trustee shall fully rely on the determination by the Calculation Agent of the Payment Amount and shall have no duty to make any such determination.

                  This Security is not subject to any sinking fund.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture shall be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date three Business Days prior to the date of acceleration was the applicable Payment Determination Date.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 662/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, without the consent of the Holder of each Outstanding Security affected thereby, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest therein payable in any coin or currency other than that hereinabove provided or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any or the principal of, or premium if any, on any of the

                                                                              3
Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

                  The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

                  The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

                  No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Set forth below are definitions of the terms used in this Security.

                  "Alternative Redemption Amount" shall mean the product of (a) the Issue Price divided by $52.3790 and (b) the Settlement Value on the relevant Payment Determination Date.

                  "Business Day", notwithstanding the Indenture, shall mean any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is not open for trading or banking institutions or trust companies in the City of New York are authorized or required by law or executive order to remain closed.

                  "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of November 14, 2000, between the Company and the Calculation Agent, as amended from time to time.

                  "Calculation Agent" shall mean the person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the Settlement Value and the Payment Amount, which term shall, unless the context otherwise requires, includes its successors and assigns. The initial Calculation Agent is Lehman Brothers Inc.

                  "Calculation Day" shall mean three Trading Days prior to (a) for payment at Stated Maturity, November 14, 2007, (b) for payment upon a Redemption, the Non-Delaying Event Redemption Date or (c) for a payment upon a Repurchase, the Non-Delaying Event Repurchase Date.

                  "Close of Trading" shall mean 4:00 p.m., New York City time.

                  "Closing Price," means the following, determined by the Calculation Agent based on information reasonably available to it:

     (i) If the Settlement Value Security is listed on a United States national securities exchange or trading system or is a security quoted on The Nasdaq Stock Market, Inc. ("NASDAQ"), the last reported sales price at the Close of Trading, regular way, on such day, on the primary securities exchange registered under the Securities Exchange Act of 1934 on which such Settlement Value Security is listed or admitted to trading or NASDAQ, as the case may be.

     (ii) If the  Settlement  Value Security is listed or quoted on a non-United
          States securities exchange, trading system (other than a bulletin board) or market, the last reported sale price at the Close of Trading, regular way, on such day, on the primary exchange, trading system or market on which such Settlement Value Security is listed, quoted or admitted to trading, as the case may be. The Closing Price shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m.,New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

     (iii)If the Settlement Value Security is not listed on a national securities exchange or is not a NASDAQ security, and is listed or traded on a bulletin board, the average execution price that an affiliate of the Company receives upon the sale of such Settlement Value Security to hedge the Company's obligations for this Security. If such Settlement Value Security is listed or traded on a non-United States bulletin board, the Closing Price shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

                  "Delaying Event" shall mean a Market Disruption Event for a Settlement Value Security that occurs on the relevant Calculation Day.

                  "Delaying Event Redemption Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Redemption, three Business Days after the Payment Determination Date therefor.

                  "Delaying Event Repurchase Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Repurchase, three Business Days after the Payment Determination Date therefor.

                  "Issue Price" shall mean $1,000 per each $1,000 principal amount of Securities.

                  "Market Disruption Event" with respect to a Settlement Value Security means any of the following events as determined by the Calculation
Agent:

     (i) A suspension, absence or material limitation of trading of such Settlement Value Security has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which such Settlement Value Security is traded or, if such Settlement Value Security is not listed or quoted in the United States, on the primary exchange, trading system or market for such Settlement Value Security. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a Settlement Value Security traded on a bulletin board means a suspension, absence or material limitation of trading of such Settlement Value Security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

     (ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to such Settlement Value Security, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which such options contracts related to such Settlement Value Security are traded or otherwise.

     (iii)Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of such Settlement Value Security or in respect of options contracts related to such Settlement Value Security, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market.

                  For purposes of determining whether a Market Disruption Event has occurred:

     (iv) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

     (v) any suspension in trading in an option contract on a Settlement Value Security by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

     (vi) a suspension or material limitation on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

     (vii) "trading systems" include bulletin board services.

                  "Multiplier" shall mean, with respect to any applicable principal amount of Securities, the number of shares or other units (including any fractional share or other unit expressed as a decimal) of each Settlement Value Security included in the calculation of the Settlement Value of such Securities. The initial Multiplier relating to each Security with principal amount of $1,000.00 shall be 1.0.

                                                                              7
                  "NYSE" shall mean the New York Stock Exchange.

                  "Non-Delaying Event Redemption Date" shall mean the date set forth in the Redemption Notice, which date shall not be less than 30 nor more than 60 days after the date of the Redemption Notice.

                  "Non-Delaying Event Repurchase Date" shall mean the eighth Business Day following the Business Day on which the Company receives notice of a Repurchase from a Holder.

                  "Official W.M. Reuters Spot Closing Rates" shall mean the closing spot rates published on Reuters page "WMRA" relevant for such Settlement Value Security.

                  "Payment Amount" shall mean the Maturity Payment Amount, the Redemption Payment Amount or the Repurchase Payment Amount, as the case may be.

                  "Payment Determination Date" shall mean the relevant Calculation Day, unless a Delaying Event occurs with respect to such Payment Determination Date, in which case the first Trading Day after the Calculation Day on which the Closing Prices for all Settlement Value Securities that have been subject to a Delaying Event have been determined.

                  "Redemption" shall mean the option of the Company to redeem, at any time on or after November 9, 2002, in whole or from time to time in part, the Securities.

                  "Repurchase" shall mean the option of a beneficial holder to elect to require the Company to repurchase, at any time prior to November 9, 2007, in whole or from time to time in part, such holder's Securities.

                  "Settlement Value", when used with respect to any Payment Determination Date, shall equal the sum of (a)(i) the products of the Closing Prices and the applicable Multipliers for each Settlement Value Security for which a Delaying Event does not occur on the related Calculation Day or (ii) if a Delaying Event occurs for a Settlement Value Security on the related
Calculation Day, the product of the Closing Price for such Settlement Value Security on the next Trading Day on which a Market Disruption Event does not occur for such Settlement Value Security and the Multiplier for such Settlement Value Security and (b) in each case, any cash included in the Settlement Value on such Calculation Day.

                  "Settlement Value Securities" shall mean the securities included in the Settlement Value from time to time and shall initially be the common stock of Pfizer Inc. The Settlement Value Securities shall only be adjusted by the Calculation Agent pursuant to the Calculation Agency Agreement for certain extraordinary corporate events as set forth in the Calculation Agency Agreement.

                  "Trading Day" shall mean a day on which trading generally is conducted on the New York Stock Exchange, American Stock Exchange and The Nasdaq Stock Market, Inc. and in the over-the-counter market for equity securities as determined by the Calculation Agent.

                  All terms used but not defined in this Security are used herein as defined in the Indenture.

                             OPTION TO ELECT REPAYMENT

                  The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the Alternative Redemption Amount plus any accrued but unpaid interest.

                  For this Security to be repaid, the Company must receive at the office of the Trustee, located at its Corporate Trust Office (or at such other place or places of which the Company shall from time to time notify the holder of the within Security) on any Business Day but not later than the eighth Business Days prior to November 9, 2007 (i) this Security with this "Option to Elect Repayment" form duly completed, or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the within Security, the principal amount of the within Security, the portion of the within Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the within Security with this "Option to Elect Repayment" form duly completed shall be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and the within Security and form duly completed are received by the Company by such fifth Business Day.

                  If less than the entire amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 unless the total principal amount of Securities held by the holder would be less than $1,000, in which case a holder cannot cause the Company to repay a portion of the entire amount held by such holder and the minimum denomination to be repaid shall be the total principal amount of Securities held by such holder) which the holder elects to have repaid: $ . A Security shall be issued to the holder in an amount equal to the portion not being repaid.

Dated:


                                                     NOTE: The Signature to this
                                                     Option  to Elect  Repayment
                                                     must  correspond  with  the
                                                     name as  written  upon  the
                                                     face of the within Security
                                                     in every particular without
                                                     alteration  or  enlargement
                                                     or   any    other    change
                                                     whatsoever.

                   -------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as through they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common     UNIF GIFT MIN ACT -                  Custodian
                                              (Cust)                    (Minor)

TEN ENT -as tenants by the entireties           Under Uniform Gifts to Minors
JT TEN - as joint tenants with right of         Act
         survivorship and not as tenants                 (State)
         in common


             Additional abbreviations may also be used though not in
                                the above list.


                     ------------------------------

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE





         (Name and Address of assignee, including zip code, must be printed or typewritten.)


the within Security, and all rights thereunder, hereby irrevocably constituting and appointing to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.



Signature(s) Guaranteed:


THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                                                   EXHIBIT 1.10

                          CALCULATION AGENCY AGREEMENT
(Notes Due November 14, 2007 Performance Linked to Pfizer Inc.(PFE)Common Stock)


                  AGREEMENT, dated as of November 14, 2000, between Lehman Brothers Holdings Inc. (the "Company") and Lehman Brothers Inc., as Calculation Agent.
                  WHEREAS, the Company has authorized the issuance of $13,000,000 aggregate principal amount of Notes Due November 14, 2007, Performance Linked to Pfizer Inc. (PFE) Common Stock (the "Securities");
                  WHEREAS, the Securities will be issued under an Indenture, dated as of September 1, 1987, between the Company and Citibank, N.A., as Trustee (the "Trustee"), as supplemented and amended by supplemental indentures dated as of November 25, 1987, November 27, 1990, September 13, 1991, October 4, 1993, October 1, 1995 and June 26, 1997, and incorporating Standard Multiple Series Indenture Provisions, dated July 30, 1987, as amended November 16, 1987 (collectively, the "Indenture"); and
                  WHEREAS, the Company requests the Calculation Agent to perform certain services described herein in connection with the Securities.
                  NOW THEREFORE, the Company and the Calculation Agent agree as follows:
          1. Appointment of Agent. The Company hereby appoints Lehman Brothers Inc. as Calculation Agent and Lehman Brothers Inc. hereby accepts such appointment as the Company's agent for the purpose of performing the services hereinafter described upon the terms and subject to the conditions hereinafter mentioned.

          2.Calculations and Information Provided. In response to a request made by the Trustee for a determination of the Maturity Payment Amount due at Stated Maturity of the Securities, the Redemption Payment Amount and the

                                                                              2
     Repurchase Payment Amount, the Calculation Agent shall determine such Payment Amount and notify the Trustee of its determination. The Calculation Agent shall also be responsible for (a) the determination of the Settlement Value, (b) whether adjustments to the Multipliers should be made and (c) whether a Market Disruption Event has occurred. The Calculation Agent shall notify the Trustee of any such adjustment or if a Market Disruption Event has occurred. Annex A hereto sets forth the procedures the Calculation Agent will use to determine the information described in this Section 2.

          3. Calculations. Any calculation or determination by the Calculation Agent pursuant hereto shall (in the absence of manifest error) be final and binding. Any calculation made by the Calculation Agent hereunder shall, at the Trustee's request, be made available at the Corporate Trust Office.

          4. Fees and Expenses. The Calculation Agent shall be entitled to reasonable compensation for all services rendered by it as agreed to between the Calculation Agent and the Company.

          5. Terms and Conditions. The Calculation Agent accepts its obligations herein set out upon the terms and conditions hereof, including the following, to all of which the Company agrees:

          (i) in acting under this Agreement, the Calculation Agent is acting solely as an independent expert of the Company and does not assume any obligation toward, or any relationship of agency or trust for or with, any of the holders of the Securities;

          (ii) unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company or the Trustee made or given under any provision of this Agreement shall be sufficient if signed by any person whom the Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Company or the Trustee, as the case may be;

          (iii)the Calculation Agent shall be obliged to perform only such duties as are set out specifically herein and any duties necessarily incidental thereto;

          (iv) the Calculation Agent, whether acting for itself or in any other capacity, may become the owner or pledgee of Securities with the same rights as it would have had if it were not acting hereunder as Calculation Agent; and

          (v) the Calculation Agent shall incur no liability hereunder except for loss sustained by reason of its gross negligence or wilful misconduct.

          6. Resignation; Removal; Successor. (a) The Calculation Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Calculation Agent and acceptance of such appointment by such successor Calculation Agent, as hereinafter provided. The Calculation Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. In the event a successor Calculation Agent has not been appointed and has not accepted its duties within 90 days of the Calculation Agent's notice of resignation, the Calculation Agent may apply to any court of competent jurisdiction for the designation of a successor Calculation Agent.

          (b) In case at any time the Calculation Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of

                                                                              4
     the Calculation Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Calculation Agent shall be appointed by the Company by an instrument in writing, filed with the successor Calculation Agent. Upon the appointment as aforesaid of a successor Calculation Agent and acceptance by the latter of such appointment, the Calculation Agent so superseded shall cease to be Calculation Agent hereunder.

          (c) Any successor Calculation Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, to the Company and to the Trustee an instrument accepting such appointment hereunder and agreeing to be bound by the terms hereof, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Calculation Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor, as Calculation Agent hereunder.

          (d) Any corporation into which the Calculation Agent hereunder may be merged or converted or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Calculation Agent shall be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                                                              5
          7. Certain Definitions. Terms not otherwise defined herein or in Annex A hereto are used herein as defined in the Indenture or the Securities. 8. Indemnification. The Company shall indemnify the Calculation Agent against any losses or liability which it may incur or sustain in connection with its appointment or the exercise of its powers and duties hereunder except such as may result from the gross negligence or wilful misconduct of the Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for or in respect of any action taken or suffered to be taken in good faith by the Calculation Agent in reliance upon written instructions from the Company.

          9. Notices. Any notice required to be given hereunder shall be delivered in person, sent (unless otherwise specified in this Agreement) by letter, telex or facsimile transmission or communicated by telephone (confirmed in a writing dispatched within two Business Days), (a) in the case of the Company, to it at Three World Financial Center, New York, New York 10285 (facsimile: (212) 526-3772) (telephone: (212) 526-4841),
     Attention: Legal Counsel, (b) in the case of the Calculation Agent, to it at Three World Financial Center, New York, New York 10285-0600 (facsimile:
     (212) 526-2755) (telephone: (212) 526-0900), Attention: Equity Derivatives Trading and (c) in the case of the Trustee, to it at 111 Wall Street, 5th Floor, New York, New York 10043 (facsimile: (212) 657-3836) (telephone:
     (212) 657-7805), Attention: Corporate Trust Department or, in any case, to any other address or number of which the party receiving notice shall have notified the party giving such notice in writing. Any notice hereunder given by telex, facsimile or letter shall be deemed to be served when in the ordinary course of transmission or post, as the case may be, it would be received.

          10. Governing Law. This Agreement shall be governed by and continued in accordance with the laws of the State of New York.

          11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          12. Benefit of Agreement. This Agreement is solely for the benefit of the parties hereto and their successors and assigns, and no other person shall acquire or have any rights under or by virtue hereof.

                  IN WITNESS WHEREOF, this Calculation Agency Agreement has been entered into as of the day and year first above written.

                                          LEHMAN BROTHERS HOLDINGS INC.



                                          By:      /s/ Barrett S. DiPaolo
                                          --------------------------------------
                                              Name:   Barrett S. DiPaolo
                                              Title:  Vice President



                                             LEHMAN BROTHERS INC.,
                                              as Calculation Agent



                                          By:      /s/ Barrett S. DiPaolo
                                         ---------------------------------------
                                             Name:   Barrett S. DiPaolo
                                             Title:  Vice President

                                     ANNEX A



1.       The Settlement Value Securities.

         The "Settlement Value Securities" shall mean the securities included in the Settlement Value from time to time and shall initially be the common stock of Pfizer Inc., unless adjusted for certain extraordinary corporate events as described herein.

2.       Determination of the Payment Amount.
--------------------------------------------
         The Calculation Agent shall determine the Payment Amount payable for each Security.

         The amount payable at Stated Maturity for each $1,000 principal amount of Securities (the "Maturity Payment Amount") shall equal (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Stated Maturity. The amount payable upon a Redemption of each $1,000 principal amount of Securities (the "Redemption Payment Amount") shall equal (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Non-Delaying Event Redemption Date or, if a Delaying Event occurs, through the Delaying Event Redemption Date. The amount payable upon a Repurchase of each $1,000 principal amount of Securities (the "Repurchase Payment Amount") shall equal (i) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, through the Delaying Event Repurchase Date.

         The Settlement Value used to calculate the Alternative Redemption Amount shall be determined by the Calculation Agent.

3.       Multipliers.
--------------------
         The "Multiplier" shall mean, with respect to any applicable principal amount of Securities, the number of shares or other units (including any fractional share or other unit expressed as a decimal) of each Settlement Value Security included in the calculation of the Settlement Value of such Securities. The initial Multiplier relating to each Security with principal amount of $1,000 shall be 1.0. The Multiplier with respect to the initial Settlement Value Security or any other Settlement Value Security shall remain constant unless adjusted for certain extraordinary corporate events as described below.

4.       Adjustments to the Multipliers and the Settlement Value Securities.
---------------------------------------------------------------------------
         Adjustments to a Multiplier and the Settlement Value Securities shall be made in the circumstances described below. For purposes of the following adjustments, except as noted below, American Depositary Receipts ("ADRs") shall be treated like common stock if a comparable adjustment to the foreign shares underlying the ADRs is made pursuant to the terms of the depositary arrangement for the ADRs or if holders of ADRs are entitled to receive property in respect of the underlying foreign share.

                                                                              2
(a) If a Settlement Value Security is subject to a stock split or reverse stock split, then once the split has become effective, the Multiplier relating to such Settlement Value Security shall be adjusted. The Multiplier shall be adjusted to equal the product of the number of shares outstanding of the Settlement Value
Security  after the split with  respect to each share of such  Settlement  Value
Security  immediately  prior  to  effectiveness  of  the  split  and  the  prior
Multiplier.

(b) If a Settlement Value Security is subject to an extraordinary stock dividend or extraordinary stock distribution that is given equally to all holders of shares, then once the Settlement Value Security is trading ex-dividend, the Multiplier for such Settlement Value Security shall be increased by the product of the number of shares of such Settlement Value Security issued with respect to one share of such Settlement Value Security and the prior Multiplier.

(c) If the issuer of a Settlement Value Security, or if a Settlement Value Security is an ADR, the foreign issuer of the underlying foreign share, is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, such Settlement Value Security shall continue to be included in the calculation of the Settlement Value so long as the primary exchange, trading system or market is reporting a market price for the Settlement Value Security. If a market price, including a price on a bulletin board service, is no longer available for a Settlement Value Security, then the value of the Settlement Value Security shall equal zero for so long as no market price is available, and no attempt shall be made to find a replacement stock or increase the Settlement Value to compensate for the deletion of such Settlement Value Security.

(d) If the issuer of a Settlement Value Security, or if a Settlement Value Security is an ADR, the foreign issuer of the underlying foreign share, has been subject to a merger or consolidation and is not the surviving entity and holders of the Settlement Value Security are entitled to receive cash, securities, other property or a combination thereof in exchange for the Settlement Value Security, then the following shall be included in the Settlement Value:

               (i) To the extent cash is received, the Settlement Value shall include the amount of the cash consideration at the time holders are entitled to receive the cash consideration (the "M&A Cash Component"), plus accrued interest. If the cash received is denominated in a foreign currency, such cash shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the foreign currency-denominated cash shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time. Interest shall accrue beginning the first London Business Day after the day that holders receive the cash consideration until the Stated Maturity (the "M&A Cash Component Interest Accrual Period"). Interest shall accrue on the M&A Cash Component at a rate equal to the London Interbank Offered Rate ("LIBOR") with a term corresponding to the M&A Cash Component Interest Accrual Period.

               (ii) To the extent that equity securities that are traded or listed on an exchange, trading system or market are received, once the exchange for the new securities has become effective, the former Settlement Value Security shall be removed from the calculation of the Settlement Value and the new security shall be added to the calculation of the Settlement Value as a new Settlement Value Security. The Multiplier for the new Settlement Value Security shall equal the product of the last value of the Multiplier of the original Settlement Value Security and the number of securities of the new Settlement Value Security exchanged with respect to one share of the original Settlement Value Security.

               (iii) To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) is received, the Calculation Agent shall determine the "Fair Market Value" of the securities or other property received based on the Average Execution Price. The Settlement Value shall include an amount of cash equal to the product of the Multiplier of the Settlement Value Security and the Fair Market Value (the "M&A Sale Component"). The Settlement Value shall also include accrued interest on the M&A Sale Component. Interest shall accrue beginning the first London Business Day after the day that an affiliate of Holdings sells the securities or other property used to hedge Holdings' obligations under the Securities until the Stated Maturity (the "M&A Sale Component Interest Accrual Period"). Interest shall accrue at a rate equal to LIBOR with a term corresponding to the M&A Sale Component Interest Accrual Period.

(e) If all of the shares of a Settlement Value Security of an issuer are converted into or exchanged for the same or a different number of shares of any class or classes of common stock other than such Settlement Value Security, whether by capital reorganization, recapitalization or reclassification or otherwise, then, once the conversion has become effective, the former Settlement Value Security shall be removed from the calculation of the Settlement Value and the new common stock shall be added to the calculation of the Settlement Value as a new Settlement Value Security. The Multiplier for each new Settlement Value Security shall equal the product of the last value of the Multiplier of the original Settlement Value Security and the number of shares of the new Settlement Value Security issued with respect to one share of the original Settlement Value Security.

(f) If the issuer of a Settlement Value Security, or if a Settlement Value Security is an ADR, the issuer of the underlying foreign share, issues to all of its shareholders common stock or another equity security that is traded or listed on an exchange, trading system or market of an issuer other than itself, then the new common stock or other equity security shall be added to the calculation of the Settlement Value as a new Settlement Value Security. The multiplier for the new Settlement Value Security shall equal the product of the last value of the Multiplier with respect to the original Settlement Value Security and the number of shares of the new Settlement Value Security with respect to one share of the original Settlement Value Security.

                                                                              4
(g) If an ADR is no longer listed or admitted to trading on a United States securities exchange registered under the Securities Exchange Act of 1934 or is no longer a security quoted on The Nasdaq Stock Market, then the foreign share underlying the ADR shall be deemed to be a new common stock added to the calculation of the Settlement Value as a new Settlement Value Security. The initial Multiplier for that new Settlement Value Security shall equal the product of the last value of the Multiplier with respect to the original ADR and the number of underlying foreign shares represented by a single such ADR.

(h) If a Settlement Value Security is subject to an extraordinary dividend or an extraordinary distribution, including upon liquidation or dissolution, of cash, equity securities that are not traded or listed on an exchange, trading system or market, non-equity securities or other property of any kind which is received equally by all holders of such Settlement Value Security, then the Settlement Value shall include the following:

               (i) To the extent cash is entitled to be received, the Settlement Value shall include on each day after the time that the Settlement Value Security trades ex-dividend until the date the cash consideration is entitled to be received, the present value of the cash to be received, discounted at a rate equal to LIBOR, with a term beginning that day and ending on the date that the cash is entitled to be received (the "PV Extraordinary Cash Component"). When the cash consideration is received, the PV Extraordinary Cash Component shall be deleted from the Settlement Value and the Settlement Value shall include the amount of the cash consideration (the "Extraordinary Cash Component"), plus accrued interest. If the cash consideration received or entitled to be received is denominated in a foreign currency, such cash or the present value of such cash, as the case may be, shall be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the foreign currency-denominated cash shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time. Interest shall accrue on the Extraordinary Cash Component beginning the first London Business Day after the day that holders are entitled to receive the Extraordinary Cash Component until the Stated Maturity (the "Extraordinary Cash Component Interest Accrual Period"). Interest shall accrue at a rate equal to LIBOR with a term corresponding to the Extraordinary Cash Component Interest Accrual Period.

               (ii) To the extent that equity securities that are not traded or listed on an exchange, trading system or market or non-equity securities or other property (other than cash) is received, the Calculation Agent shall determine the Fair Market Value of the securities or other property received based on the Average Execution Price and the calculation of the Settlement Value shall include an amount of cash equal to the product of the Multiplier of the Settlement Value Security and the Fair Market Value (the "Extraordinary Sale Component"). The Settlement Value shall also include accrued interest on the Extraordinary Sale Component. Interest shall accrue beginning the first London Business Day after the day that an affiliate of Holdings sells the securities or other property used to hedge Holdings' obligations under the Securities until the Stated Maturity (the "Extraordinary Sale Component Interest Accrual Period"). Interest shall accrue at a rate equal to LIBOR with a term corresponding to the Extraordinary Sale
          Component Interest Accrual Period.

                  (i) If other corporate events occur with respect to such issuer or a Settlement Value Security, adjustments shall be made to reflect the economic substance of such events.

         The payment of an ordinary cash dividend by an issuer of a Settlement Value Security, or if a Settlement Value Security is an ADR, by a foreign issuer of the underlying foreign share, from current income or retained earnings shall not result in an adjustment to the Multiplier.

         No adjustments of any Multiplier of a Settlement Value Security shall be required unless the adjustment would require a change of at least .1% (.001) in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above shall be rounded at the Calculation Agent's discretion.

5.       Definitions.

         Set forth below are the terms used in this Annex A to the Calculation Agent Agreement.

                  "Alternative Redemption Amount" shall mean the product of (a) the Issue Price divided by $52.3790 and (b) the Settlement Value on the relevant Payment Determination Date.

                  "Average Execution Price" for a security or other property shall mean the average execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Securities.

                  "Business Day" notwithstanding the Indenture shall mean any day other than a Saturday, a Sunday or a day on which the NYSE is not open for trading or banking institutions or trust companies in the City of New York are authorized or required by law or executive order to remain closed.

                  "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Settlement Value and the Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

                  "Calculation Day" shall mean three Trading Days prior to (a) for payment at Stated Maturity, November 14, 2007, (b) for payment upon a Redemption, the Non-Delaying Event Redemption Date or (c) for a payment upon a Repurchase, the Non-Delaying Event Repurchase Date.

                  "Cash Included in the Settlement Value" shall mean the M&A Cash Component, the M&A Sale Component, the PV Extraordinary Cash Component, the Extraordinary Cash Component, the Extraordinary Sale Component, and interest accrued thereon as provided for herein.

                  "Close of Trading" shall mean 4:00 p.m., New York City time.

                  "Closing  Price"  means  the  following,   determined  by  the
Calculation Agent based on information reasonably available to it:

               (i) If the Settlement Value Security is listed on a United States national securities exchange or trading system or is a security quoted on The Nasdaq Stock Market, Inc. ("NASDAQ"), the last reported sale price at the Close of Trading, regular way, on such day, on the primary securities exchange registered under the Securities Exchange Act of 1934 on which such Settlement Value Security is listed or admitted to trading or NASDAQ, as the case may be.

               (ii) If the Settlement Value Security is listed or quoted on a non-United States securities exchange, trading system (other than a bulletin board) or market, the last reported sale price at the Close of Trading, regular way, on such day, on the primary exchange, trading system or market on which such Settlement Value Security is listed, quoted or admitted to trading, as the case may be. The Closing Price shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

               (iii) If the Settlement Value Security is not listed on a national securities exchange or is not a NASDAQ security, and is listed or traded on a bulletin board, the Average Execution Price of the Settlement Value Security. If such Settlement Value Security is listed or traded on a non-United States bulletin board, the Closing Price shall then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate at 11:00 a.m., New York City time. If there are several quotes for the Official W.M. Reuters Spot Closing Rate at that time, the first quoted rate starting at 11:00 a.m. shall be the rate used. If there is no such Official W.M. Reuters Spot
          Closing Rate for a country's currency at 11:00 a.m., New York City time, the Closing Price shall be converted into U.S. dollars using the last available U.S. dollar cross-rate quote before 11:00 a.m., New York City time.

                  "Delaying Event" shall mean a Market Disruption Event for a Settlement Value Security occurs on the relevant Calculation Day.

                  "Delaying Event Redemption Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Redemption, three Business Days after the Payment Determination Date thereof.

                  "Delaying Event Repurchase Date" shall mean, if a Delaying Event occurs on the Calculation Day for a Repurchase, three Business Days after the Payment Determination Date thereof.

                  "Issue Price" shall mean $1,000 per each $1,000 principal amount of Securities.

                  "Market Disruption Event" with respect to a Settlement Value Security means any of the following events as determined by the Calculation
Agent:

     (i) A suspension, absence or material limitation of trading of such Settlement Value Security has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which such Settlement Value Security is traded or, if such Settlement Value Security is not listed or quoted in the United States, on the primary exchange, trading system or market for such Settlement Value Security. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a Settlement Value Security traded on a bulletin board means a suspension, absence or material limitation of trading of such Settlement Value Security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

     (ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to such Settlement Value Security, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which such options contracts related to such Settlement Value Security are traded or otherwise.

     (iii) Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of such Settlement Value Security or in respect of options contracts related to such Settlement Value Security, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, the primary non-U.S. exchange, trading system or market.

For purposes of determining  whether a Market Disruption Event has occurred:

(i) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

                                                                              8
(ii) any suspension in trading in an option contract on a Settlement Value Security by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

(iii) a suspension or material limitation on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

(iv)     "trading systems" include bulletin board services.

                  "Multiplier" is defined in Section 3 herein.

                  "NYSE" shall mean the New York Stock Exchange.

                  "Non-Delaying Event Redemption Date" shall mean the date set forth in the Redemption Notice, which date shall not be less than 30 nor more than 60 days after the date of the Redemption Notice.

                  "Non-Delaying Event Repurchase Date" shall mean the third Business Day following the five Business Days after the day on which a Holder gives notice to the Trustee of a Repurchase.

                  "Official W.M. Reuters Spot Closing Rates" shall mean the closing spot rates published on Reuters page "WMRA" relevant for such Settlement Value Security.

                  "Payment Amount" shall mean the Maturity Payment Amount, the Redemption Payment Amount or the Repurchase Payment Amount, as the case may be.

                  "Payment Determination Date" shall mean the relevant Calculation Day, unless a Delaying Event occurs with respect to such Payment Determination Date, in which case the first Trading Day after the Calculation Day on which the Closing Prices for all Settlement Value Securities that have been subject to a Delaying Event have been determined.

                  "Redemption" shall mean the option of the Company to redeem, at any time on or after November 9, 2002, in whole or from time to time in part, the Securities.

                  "Redemption Notice" shall mean the notice of Redemption mailed to the Holders.

                  "Repurchase" shall mean the option of a beneficial holder to elect to require the Company to repurchase, at any time prior to November 9, 2007, in whole or from time to time in part, such holder's Securities.

                  "Settlement Value", when used with respect to any Payment Determination Date, shall equal the sum of (a)(i) the products of the Closing Prices and the applicable Multipliers for each Settlement Value Security for which a Delaying Event does not occur on the related Calculation Day, (ii) if a Delaying Event occurs for a Settlement Value Security on the related Calculation Day, the product of the Closing Price for such Settlement Value Security on the next Trading Day on which a Market Disruption Event does not occur for such Settlement Value Security and the Multiplier for such Settlement Value Security and (b) in each case, any cash included in the Settlement Value on such Calculation Day.

                  "Settlement Value Securities" are defined in Section 1 herein.

                  "Stated Maturity" shall mean November 14, 2007, or if a Delaying Event occurs, three Business Days after the Payment Determination Date on which the Settlement Value has been determined.

                  "Trading Day" shall mean a day on which trading generally is conducted on the NYSE, American Stock Exchange and The Nasdaq Stock Market, Inc. and in the over-the-counter market for equity securities as determined by the Calculation Agent.